Exhibit 31.1
CERTIFICATION
I, Cheryl A. Bachelder certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Popeyes Louisiana Kitchen, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 21, 2015	/s/ Cheryl A. Bachelder
Cheryl A. Bachelder
Chief Executive Officer
(Principal Executive Officer)